                            ADMINISTRATION AGREEMENT

          Agreement dated as of September 12, 2005 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and Hansberger Institutional Series (the "Trust").

          WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Trust, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.   Appointment of Administrator

          The Trust hereby appoints the Administrator to act as administrator with respect to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

          The Trust will initially consist of the portfolio(s) and/or class(es) of shares (each a "Fund") listed in Schedule A to this Agreement. In the event that the Trust establishes one or more additional Funds with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Trust shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Fund shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trust and its Funds) may be modified with respect to each additional Fund in writing by the Trust and the Administrator at the time of the addition of the Fund.

2.   Delivery of Documents

          The Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

          a.   The Trust's charter document and by-laws;

          b. The Trust's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional Information relating to all Funds and all amendments and supplements thereto as in effect from time to time; and

          c. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

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3.   Representation and Warranties of the Administrator

          The Administrator represents and warrants to the Trust that:

          a. It is a Massachusetts business trust, duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts;

          b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

          c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

          d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

          e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.   Representations and Warranties of the Trust

          The  Trust represents and warrants to the Administrator that:

          a. It is a business trust, duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts;

          b. It has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

          c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

          d.   It is an investment company properly registered under the 1940
               Act;

          e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Administrator that all necessary filings under the securities laws of the states in which the Trust offers or sells its shares will have been made and will be current during the term of this Agreement;

          f. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

          g. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

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          h.   As of the close of business on the date of this Agreement, the
               Trust is authorized to issue an unlimited amount of shares of beneficial interest.

5.   Administration Services

          The Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Trust and the review and comment by the Trust's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the
Administrator:

     Fund Administration Treasury Services

          a. Prepare and review calculation, submit for approval by officers of the Trust and arrange for payment of the Funds' expenses (including fees paid to the Trust's trustees, investment adviser, custodian, transfer agent and dividend disbursing agent and Rule 12b-1 fees, if any), any applicable multi-class expense differentials, annual expense budgets, coordinate with Administrator for booking of expense accruals and adjustments and monitor such expenses;

          b. Prepare for review and approval by officers of the Trust financial information for the Trust's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Trust shareholders;

          c. Prepare and coordinate printing of Fund's Semi-annual and Annual Reports to shareholders;

          d. Prepare for review by an officer of and legal counsel for the Trust the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR, Form N-CSR and Form N-Q, and financial and expense information required by Form N-1A and such other reports, forms or filings, as may be mutually agreed upon;

          e. Prepare and file with the SEC (subject to review by an officer of and legal counsel for the Trust) Form 24f-2 and Form N-SAR and prepare and coordinate for filing with the SEC (subject to review by an officer of and legal counsel for the Trust) Form N-Q filings;

          f. Prepare reports relating to the business and affairs of the Trust, such as but not limited to compliance reports, as may be mutually agreed upon and not otherwise prepared by the Trust's investment adviser, custodian, legal counsel or independent accountants;

          g. Prepare and assist with reports for the Board of Trustees of the Trust ("Board") as may be mutually agreed upon by the parties;

          h. Assist the Trust with responses to major industry questionnaires as may be mutually agreed upon by the parties;

          i. Calculate and review the Funds' periodic dividend distribution amounts for reasonableness based upon a conventional multiple class allocation method selected by the Trust;

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          j.   Report Fund performance to outside service providers as directed by Fund management;

          k. Account for dividends and interest received and distributions made by the Fund;

          l. Coordinate with the Fund's independent auditors with respect to the annual audit, and as otherwise requested by the Fund; and

          m. For new funds, portfolios and classes, obtain CUSIP numbers, as necessary. Estimate organizational costs and expenses and monitor against actual disbursements.

     Fund Administration Financial and Tax Services

          n. Prepare the Trust's federal, state and local income tax returns for review by the Trust's independent accountants and filing by the Trust; including but not limited to, Form 1120-RIC, Form 8613, Form 1099-MISC, "disinterested director" 1099-MISC and other filings as may be required from time to time;

          o. Calculate the distribution of capital gains, income and spill back requirements and provide estimates of capital gains;

          p. Estimate and recommend year-end dividend and capital gain distributions necessary to establish Fund's status as a regulated investment company ("RIC") under Section 4982 of the Internal Revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements;

          q. Compute tax basis provisions for both excise and income tax purposes;

          r.   Prepare information for Code Section 852 filings;

          s. Provide shareholder reporting, including but not limited to preparation of Form 1099-DIV inserts, treasury income percentages, dividend received deduction information, qualified dividend income information, state-by-state income breakdowns, foreign tax credit information, alternative minimum tax percentages, Florida intangible tax information and various state specific gain information;

          t. Prepare management reports and Board of Trustees materials, such as unaudited financial statements and summaries of dividends and distributions;

          u. Provide financial information for Fund proxies and prospectuses (Expense Table);

          v. Assist with monitoring each Fund's compliance with the requirements of Section 851 of the Code for qualification as a RIC (i.e., 90% Income, 30% Income - Short Three, Diversification Tests); and

          w. For new funds, portfolios and classes, obtain Employer or Taxpayer Identification Number.

                                        4

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     Fund Administration Legal Services

          x. Prepare agenda and background materials for Board and Committee meetings, make presentations at Board and Committee meetings where appropriate, and follow-up on matters raised at Board and Committee meetings and attend shareholder meetings;

          y.   Prepare and mail quarterly and annual Code of Ethics forms for
               (i) disinterested Board members, and (ii) officers of the Trust, if any, that are also employees of the Administrator, including a review of returned forms against portfolio holdings and reporting to the Board;

          z. Prepare and coordinate for filing (subject to review by an officer of and legal counsel for the Trust) with the SEC Form N-CSR and any amendments or supplements to the Trust's registration statement, including updating the Prospectus and Statement of Additional Information;

          aa. Prepare and coordinate for filing (subject to review by an officer of and legal counsel for the Trust) with the SEC proxy statements and provide consultation on proxy solicitation matters;

          bb. Prepare and coordinate for filing (subject to review by an officer of and legal counsel for the Trust) with the SEC Form N-PX;

          cc. Maintain general Board calendars and regulatory filings calendars;

          dd. As mutually agreed to by the parties, prepare updates to and maintain copies of the Trust's charter and by-laws;

          ee. Act as liaison to legal counsel to the Trust if desired and, where applicable, to legal counsel to the Trust's independent Board members;

          ff. Assist in developing guidelines and procedures to improve overall compliance by the Trust;

          gg. Assist the Trust in the handling of routine regulatory examinations and work closely with the Trust's legal counsel in response to any non-routine regulatory matters;

          hh. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Trust, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

          ii. Coordinate with insurance providers, including soliciting bids for Directors & Officers/Errors & Omissions insurance and fidelity bond coverage, coordinate the filing of fidelity bonds with the SEC and make related Board presentations; and

          jj.  Prepare and mail annual Trustees' & Officer's questionnaires.

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     Fund Administration Portfolio Compliance

          mm. Assist with monitoring each Fund's compliance with investment restrictions (e.g., issuer or industry diversification, etc.) listed in the current prospectus(es) and Statement(s) of Additional Information; and

          nn. Assist with monitoring investment manager's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements", Rule 17a-7, and Rule 12d-3 procedures.

     Fund Administration Blue Sky Services

          oo. Perform Blue Sky services pursuant to the specific instructions of the Trust's officers as detailed in Schedule B hereto.

The Administrator shall provide the office facilities and sufficient personnel required by it to perform the services contemplated herein. The Administrator shall also provide the services of individuals to serve as certain officers of the Trust who will be designated by the Administrator and appointed by the Board of the Trust.

6.   Fees; Expenses; Expense Reimbursement

          The Administrator shall receive from the Trust such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties (the "Fee Schedule"). The fees are calculated daily by the Administrator in accordance with the Fee Schedule and billed monthly and shall be due and payable by the Trust upon receipt of the Administrator's invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In the event that a Fund is liquidated or is merged out of existence prior to the end of a month, the fee payable with respect to such Fund shall be prorated based on the number of days elapsed in the month during which the Fund was still in existence. In addition, upon receipt of the Administrator's invoice, the Trust shall reimburse the Administrator for its out-of-pocket costs incurred in connection with this Agreement.

          The Trust agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Trust through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Trust's behalf at the Trust's request or with the Trust's consent.

          The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Trust, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer (except such officers who are employees of the Administrator), director\trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Trust's tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Funds' net asset value.

          The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.   Instructions and Advice

          At any time, the Administrator may apply to any officer of the Trust for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Trust, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.   Limitation of Liability and Indemnification

          The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless caused by or resulting from the negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, for any liability or loss suffered by the Trust including, but not limited to, any liability relating to qualification of the Trust as a regulated investment company or any liability relating to the Trust's compliance with any federal or state tax or securities statute, regulation or ruling, the Administrator's cumulative liability for each calendar year (a "Liability Period") with respect to the Trust under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned with respect to the Trust and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Trust including, but not limited to, any liability relating to qualification of the Trust as a regulated investment company or any liability relating to the Trust's compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. "Compensation Period" shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator's liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2005 shall be the date of this Agreement through December 31, 2005, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2006 and terminating on December 31, 2006 shall be the date of this Agreement through December 31, 2005, calculated on an annualized basis.

          The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption. In the event that any of the aforementioned events or circumstances actually causes loss, damage or expense to the Trust, the Administrator shall use commercially reasonable efforts under the circumstances to mitigate the negative effect of such event on the Trust. Notwithstanding the foregoing, nothing in this paragraph shall relieve the Administrator from its responsibility to provide and maintain appropriate backup and disaster recovery facilities.

          The Trust shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own negligence or willful misconduct.

          The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Trust elects to assume the defense of any such suit and retain counsel, the Administrator or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Trust shall have specifically authorized the retaining of such counsel or (ii) the Administrator shall have determined in good faith that the retention of such counsel is required as a result of a conflict of interest.

          The indemnification contained herein shall survive the termination of this Agreement.

9.   Confidentiality

          The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, including Regulation S-P, it will keep confidential all records and information in its possession relating to the Trust or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Trust.

10.  Compliance with Governmental Rules and Regulations; Records

          In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

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11.  Services Not Exclusive

          The services of the Administrator to the Trust are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

12.  Term, Termination and Amendment

          This Agreement shall become effective on the date first above written. The Agreement shall remain in effect for a period of one year from the effective date, and shall automatically continue in effect thereafter with respect to the Trust unless terminated at the end of such period or thereafter on sixty (60) days' prior written notice given by either party to the other party. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund. Upon termination of this Agreement, the Trust shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.  Notices

          Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the
Trust: Hansberger Institutional Series, c/o Hansberger Global Investors, Inc., 401 East Las Olas Blvd., Suite 1700, Fort Lauderdale, FL 33301, Attn: General Counsel, Fax: (954) 713-2515; if to the Administrator: State Street Bank and Trust Company, P.O. Box 5049, Boston, Massachusetts 02206-5049, Attn: Fund Administration Legal Department, Fax: (617) 662-3805.

14.  Non-Assignability

          This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

15.  Successors

          This Agreement shall be binding on and shall inure to the benefit of the Trust and the Administrator and their respective successors and permitted assigns.

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16.  Entire Agreement

          This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.  Waiver

          The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.  Severability

          If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.  Governing Law

          This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20.  Reproduction of Documents

          This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

21.  Limitations of Liability of the Trustees or Shareholders

          As provided for in Trust's Amended and Restated Agreement and Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Trust shall not personally be bound by or liable for the matters set forth herein, nor shall resort be had to their private properties for the satisfaction of any obligation or claim hereunder. A Certificate of Trust referring to the aforesaid Amended and Restated Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

22.  Counterparts

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                                             HANSBERGER INSTITUTIONAL SERIES


                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


                                             STATE STREET BANK AND TRUST COMPANY


                                             By:
                                                 -------------------------------
                                             Name: Gary L. French
                                             Title: Senior Vice President

                                       11

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                                   SCHEDULE A
                                  List of Funds
                           (as of September 12, 2005)

          Hansberger Institutional Series

          Hansberger International Value Fund
          Hansberger International Growth Fund
          Hansberger Emerging Markets Fund
          Hansberger International Core Fund
          Hansberger All Countries Fund

                                       12

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                                   SCHEDULE B
               Notice Filing with State Securities Administrators

At the specific direction of the Trust, the Administrator will prepare required documentation and make Notice Filings in accordance with the securities laws of each jurisdiction in which Trust shares are to be offered or sold pursuant to instructions given to the Administrator by the Trust.

The Trust shall be solely responsible for the determination (i) of those jurisdictions in which Notice Filings are to be submitted and (ii) the number of Trust shares to be permitted to be sold in each such jurisdiction. In the event that the Administrator becomes aware of (a) the sale of Trust shares in a jurisdiction in which no Notice Filing has been made or (b) the sale of Trust shares in excess of the number of Trust shares permitted to be sold in such jurisdiction, the Administrator shall report such information to the Trust, and it shall be the Trust's responsibility to determine appropriate corrective action and instruct the Administrator with respect thereto.

The Blue Sky services shall consist of the following:

     1.   Filing of Trust's Initial Notice Filings, as directed by the Trust;

     2.   Filing of Trust's renewals and amendments as required;

     3. Filing of amendments to the Trust's registration statement where required;

     4.   Filing Trust sales reports where required;

     5.   Payment at the expense of the Trust of all Trust Notice Filing fees;

     6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

     7.   Filing of annual reports and proxy statements where required; and

     8. The performance of such additional services as the Administrator and the Trust may agree upon in writing.

Unless otherwise specified in writing by the Administrator, Blue Sky services by the Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Trust or its legal counsel. In connection with the services described herein, the Trust shall issue in favor of the Administrator a power of attorney to submit Notice Filings on behalf of the Trust, which power of attorney shall be substantially in the form of Exhibit 1 attached hereto.

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                                    EXHIBIT 1
                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of                 that            (the
                                      ---------------      ----------
"Trust") on behalf of its currently existing series and all future series (the
"Funds"), with principal offices at                 , makes, constitutes, and
                                    ----------------
appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at One Lincoln Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. NOTICE FILINGS FOR FUND SHARES. The Power to submit notice filings for the Funds in each jurisdiction in which the Funds' shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all of the Funds' applications including without limitation, applications to provide notice for the Funds' shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the notice filings of the Funds' shares.

2. CHECKS. The power to draw, endorse, and deposit checks in the name of the Funds in connection with the notice filings of the Funds' shares with state securities administrators.

3. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager or Senior Blue Sky Administrator at the Administrator shall have authority to act on behalf of the Funds with respect to items 1 and 2 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

[NAME]


By:
    -----------------------------------------
Name:
      ---------------------------------------
Title:
       --------------------------------------

Subscribed and sworn to before me
this         day of                       20
     -------        ---------------------   ---

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Notary Public
State of
         ------------------------------------

In and for the County of
                         --------------------
My Commission expires
                      -----------------------

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